EXHIBIT 10.(A)C(I)

                               ANDREW CORPORATION

                   EXECUTIVE SEVERANCE BENEFIT PLAN AGREEMENT


         THIS AGREEMENT made as of 1 December 1997, between Andrew Corporation, a Delaware corporation (the "Company"), and Robert J. Hudzik (the "Executive").

                              W I T N E S S E T H:

         1. Participation. The Executive has been designated as a participant in the Andrew Corporation Executive Severance Benefit Plan (the "Plan") by the Compensation Committee of the Board of Directors of the Company.

         2. Plan Benefits. The Executive agrees to be bound by the provisions of the Plan, including those provisions which relate to his eligibility to receive benefits and to the conditions affecting the form, manner, time and terms of benefit payments under the Plan, as applicable. The Executive understands and acknowledges that his benefit may be reduced pursuant to Section 10 of the Plan in order to eliminate any "excess parachute payments" as defined under Section 4999 of the Internal Revenue Code of 1954, as amended. The Executive may elect to receive his Plan benefits in installment payments, as provided under Section 9 of the Plan, by signing the statement included on page three of this Agreement. The Executive may make an election to receive installment payments, or may revoke any such election, at any time prior to the date which is ten days prior to the date on which a Change in Control is deemed to have occurred; provided that any election subsequent to the execution of this Agreement or any revocation shall be in writing and shall be subject to the approval of the Compensation Committee.

         3. Federal and State Laws. The Executive shall comply with all federal and state laws which may be applicable to his participation in this Plan, including without limitation, his entitlement to, or receipt of, any benefits under the Plan. If the Executive is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 as amended and in effect at the time of any Plan benefit payment, he shall comply with the provisions of Section 16(b), including any applicable exemptions thereto, whether or not such provisions and exemptions apply to all or any portion of his Plan benefit payments.

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         4. Amendment and Termination.  The Board of Directors may amend, modify, suspend or terminate the Plan or this Agreement at any time, subject to the following:

                  (a) without the consent of the Executive, no such amendment, modification, suspension or termination shall reduce or diminish his right to receive any payment or benefit then due and payable under the Plan immediately prior to such amendment, modification, suspension or termination; and

                  (b) in the event of a Change in Control pursuant to Section 5 of the Plan, no such amendment, modification, suspension or termination of benefits, and eligibility therefor, will be effective prior to the expiration of the 48-consecutive-month period following the date of the Change in Control.

         5. Beneficiary. The Executive hereby designates his primary beneficiary as Teresa M. Hudzik, who will receive any unpaid benefit payments in the event of the Executive's death prior to full receipt thereof. In the event that the primary beneficiary predeceases the Executive, his unpaid benefits shall be paid to Catherine, Karen and Susan Hudzik as secondary beneficiaries. If more than one primary or secondary beneficiary has been indicated, each primary beneficiary or, if none survives, each secondary beneficiary will receive an equal share of the unpaid benefits unless the Executive indicates specific percentages next to the beneficiaries' names. Except as required by applicable law, the Executive's beneficiary or beneficiaries shall not be entitled to any medical, life or other insurance-type welfare benefits.

         6. Arbitration. The Executive agrees to be bound by any determination rendered by arbitrators pursuant to Section 11 of the Plan.

         7. Employment Rights. The Plan and this Agreement shall not be construed to give the Executive the right to be continued in the employment of the Company or to give the Executive any benefits not specifically provided by the Plan.

            IN WITNESS WHEREOF, Andrew Corporation has caused this Agreement to be executed and the Executive has executed this Agreement, both as of the day and year first above written.

                                             ANDREW CORPORATION


\s\ Robert J. Hudzik                        By:\s\ F. L. English
-----------------------------               -------------------------------
    Robert J. Hudzik                               F. L. English
    Vice President                                 Chairman, President and
    Business Development                           Chief Executive Officer
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ELECTION OF INSTALLMENTS


         I hereby elect to receive my Plan benefits in installment payments pursuant to the terms of Section 9 of the Plan.


                                  \s\ Robert J. Hudzik
                                  -----------------------------------------
                                      Robert J. Hudzik